SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 23, 2010

Date of Report

April 20, 2010

(Date of earliest event reported)

BLUE MOOSE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53769	20-1431677
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3113 St. Christopher Ct.

Antioch, CA 94509

 (Address of principal executive offices, including zip code)

925-219-3584

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities

On April 20, 2010, the Company sold 20,000,000 shares of restricted common stock to Gordon Tattersall for $20,000 cash. Mr. Tattersall now holds 48.34% of the Company’s total issued and outstanding common stock. The shares were sold in a private transaction to an accredited investor upon reliance of exemptions from registration pursuant to Section 4(2), Section 4(6) and/or Rule 506 of Regulation D. No broker/dealers were involved in the transaction and no commissions were paid to any parties.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 20, 2010, the Company accepted the resignations of Jason D. Davis as President, Secretary and Treasurer and as sole director of the Corporation. Mr. Davis cited other commitments are such that he can no longer devote his attention and energy to the affairs of the Company and stated he had no issues or disagreements with the Company or its management.

Also on April 20, 2010, the Company appointed Mr. Gordon Tattersall to serve on the board of directors and to fill the positions of President, Secretary, Treasurer and sole Director of the Company.

Since April 2000, Mr. Tattersall, age 46, works as a Sales Representative for Pharmacia Corporation. In this capacity, Mr. Tattersall is responsible for selling core medical products to service providers throughout the southwest. Mr. Tattersall also provides staff training workshops including Medicare Compliance Plan development, HIPAA programs and niche marketing workshops.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE MOOSE MEDIA, INC.

/s/ Gordon Tattersall

Gordon Tattersall, President

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